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                                                                   EXHIBIT 10.19




                                CONTRACT OF SALE

                     pertaining to the sale and purchase of


                          THE MARKET AT FIRST COLONY,
                                SUGARLAND, TEXAS

              THE HEDWIG SHOPPING CENTERS (PHASES I, II AND III),
                                 HOUSTON, TEXAS

                              BENCHMARK CROSSING,
                                 HOUSTON, TEXAS
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                                CONTRACT OF SALE

         This Contract of Sale (the "Contract") is made and entered into by and between MARKET AT FIRST COLONY JOINT VENTURE and HEDWIG II JOINT VENTURE, both Texas joint ventures, PFL-290 LIMITED PARTNERSHIP and R&R HEDWIG I LIMITED PARTNERSHIP, both Texas limited partnerships, and HEDWIG II, INC., a Texas corporation, all having their principal office at 6800 Texas Commerce Tower, Houston, Texas ("Sellers"), and UNITED INVESTORS REALTY TRUST, a Texas real estate investment trust having its principal office at 5847 San Felipe, Suite 850, Houston, Texas 77057 ("Buyer").

                                   ARTICLE I
                                 DEFINED TERMS

         1.1 Definitions. As used herein, the following terms shall have the meanings set forth below:

         "Anchor Tenant" means any Tenant at any of the Projects that (i) leases and occupies 8,000 square feet or more at such Project, (ii) leases and occupies more space than any other Tenant at such Project, or (iii) leases and occupies space in at least 25 other shopping centers throughout the United States.

         "Business Day" means any day other than a Saturday or Sunday on which Federal Savings Banks in Houston, Texas are open for business.

         "Closing" means consummation of the purchase of the Projects by Buyer from Sellers in accordance with the terms and conditions of Article VIII.

         "Closing Date" means the date specified in Section 8.1 on which the closing will be held.

         "Contract Date" means the later of the two dates set forth on the signature page hereof.

         "Delivery Date" means the date on which the last to be received of the
(1) Title Commitment in accordance with paragraph 4.1 herein; (2) the Surveys in accordance with paragraph 4.2 herein; and (3) the Ownership Documents required by paragraph 5.2(a) herein, are received by Buyer.

         "Earnest Money Deposit" means, collectively, the moneys deposited by Buyer in escrow with the Title Company at the time and in the amount specified in Section 3.2, as the Initial Earnest Money Deposit, and under Section 4.6(b), as the Second Earnest Money Deposit.

         "Improvements" means the following neighborhood shopping centers (the "Shopping Centers"): (i) the shopping center known as The Market at First Colony, containing approximately 94,241 square feet of improved retail space, in Fort Bend County, Texas, the fixtures and other improvements now or hereafter situated upon the tract of land described on Exhibit "A-1"; (ii) the shopping center known as The Hedwig Shopping Centers, containing approximately 69,554 square feet of improved retail space, in Houston, Texas, the fixtures and other improvements now or hereafter situated upon the tract of land described on Exhibit "A-2"; (iii) the shopping center known as Benchmark Crossing, containing approximately 58,384 square feet of improved retail space, in Houston, Texas, the fixtures and other improvements now or hereafter situated upon the tract of land described on Exhibit "A-3".







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         "Inspection Period" means the period commencing on the Contract Date and ending 30 days thereafter.

         "Land" means all of those certain tracts of land located in Harris County, Texas, and being more fully described on Exhibits "A-1", "A-2" and "A-3", together with all rights appurtenant thereto.

         "Leases" means all leases for space in the Improvements, including all amendments and modifications thereto and any and all other agreements with Tenants.

         "Permitted Exceptions" means those exceptions or conditions that affect or may affect title to the Projects that are approved or deemed to be approved by Buyer in accordance with Section 4.3 or Section 4.4.

         "Personal Property" means (a) all tangible personal property owned by Sellers and located on, or attached to, the operation of the Real Property (but not including any tangible personal property owned or leased by Tenants), (b) Sellers' rights, titles, and interests in all personal property leases, licenses, permits, plans, studies, and utility arrangements with respect to the Real Property, (c) Sellers' rights, titles and interests in all service, maintenance, management or other contracts relating to the ownership or operation of the Real Property, and (d) Sellers' rights, titles and interests in all warranties and guaranties, if any, relating to the Real Property, and the Trade Names.

         "Projects" means, collectively, the Real Property, the Leases, and the Personal Property for the Shopping Centers.

         "Purchase Price" means the total consideration to be paid by Buyer to Sellers for the purchase of the Projects.

         "Real Property" means the Land and the Improvements.

         "Rent Rolls" means a schedule for each of the Projects identifying the Tenants at the Projects and providing certain information with respect to the Leases in accordance with Section 5.2 (a)(iii).

         "Tenants" means those persons holding rights as tenants of the Shopping Centers.

         "Title Company" means Safeco Land Title Company, having its principal office at 8080 North Central Expressway, Suite 500, Dallas, Texas 75206,
Attention: Ms. Maggie Fielding, Executive Vice President and Escrow Officer.

         "Title Underwriter" means Lawyer's Title Insurance Corporation.

         "Trade Name" means the names "The Market at First Colony", "The Hedwig Shopping Centers" , and "Benchmark Crossing", as well as any other name utilized in conjunction with the operation of the Projects.

         1.2 Other Defined Terms. Certain other defined terms shall have the respective meanings assigned to them elsewhere in this Contract.

         1.3 Interpretation. Notwithstanding anything contained herein to the contrary, it is understood and agreed that Schedule I sets forth the specific portion of the Projects owned by the





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respective parties comprising the Sellers.  In this regard, it is agreed and understood that each party comprising the Sellers joins in this Contract only for the purpose of agreeing hereto with regard to the portion of the Projects owned by it, and that each covenant, agreement, representation and warranty made herein by Sellers are several and relate, as to each Seller, to the portion of the Projects owned by such Seller.

                                   ARTICLE II
                         AGREEMENT OF PURCHASE AND SALE

         On the terms and conditions stated in this Contract, Sellers hereby agree to sell and convey to Buyer, and Buyer hereby agrees to purchase and acquire from Sellers, the Projects.

                                  ARTICLE III
                                 PURCHASE PRICE

         3.1 Purchase Price. The Purchase Price (herein so called) to be paid by Buyer to Sellers shall be Twenty Four Million One Hundred Thousand and No/100 Dollars ($24,100,000.00). The Purchase Price, net of all prorations set forth in this Contract, shall be payable to Sellers through the Title Company at the Closing as follows:

         (a) Buyer shall assume (subject to the limitations on liability contained in the applicable loan instruments), the then current balance of those certain first lien promissory notes (the "Existing Notes") as of the Closing Date, which are described on Schedule II annexed hereto, which notes are secured by existing first liens created by those certain deeds of trust (the "Existing Liens") of even date therewith, also described on Schedule II.

         (b) The difference between the Purchase Price and the aggregate unpaid principal balance of the Existing Notes shall be paid in cash to Seller at the Closing, subject to prorations and other credits provided for in this Contract.

         3.2 Earnest Money Deposit. Within three (3) business days after the Contract Date, Buyer shall deliver the sum of Fifty Thousand and No/100 Dollars ($50,000.00) as an initial earnest money deposit (the "Initial Earnest Money Deposit") in cash to the Title Company. The Initial Earnest Money Deposit and the Second Earnest Money Deposit, which is referred to in Section 4.6(b), shall thereafter be held by the Title Company in escrow to be applied or disposed of by it as is provided in this Contract. The Earnest Money Deposit shall be invested in short-term commercial paper having a maturity of thirty (30) days or less and rated P-1 by Moody's Investor Service, Inc. or A-1 by Standard & Poor's Corp., or in some other interest-bearing investment acceptable to the Buyer. All interest earned thereon shall become part of the Earnest Money Deposit. If the purchase and sale hereunder are consummated in accordance with the terms and conditions hereof, the Earnest Money Deposit shall be applied to the Purchase Price at the Closing. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided elsewhere in this Contract.

                                   ARTICLE IV
                        TITLE AND SURVEY AND INSPECTION

         4.1 Title Commitment. Within three (3) days after the Contract Date, Sellers shall order, at their sole cost and expense, a current commitment for Title Insurance for each of the Projects (the





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"Title Commitment") countersigned by the Title Company, as agent for the Title
Underwriter, which Title Commitment shall be furnished to Buyer. The Title Commitment shall be in Texas standard form. The Title Commitment shall be accompanied by legible copies of all instruments that create or evidence title exceptions affecting the Real Property.

         4.2 Surveys. Sellers shall provide to Buyer, within three (3) business days following the Contract Date, copies of the most recent surveys of the Property in the Sellers' possession and control (the "Surveys"). Buyer shall have the right, at Buyer's sole cost and expense but subject to reimbursement by Sellers as hereinafter provided, to obtain updates of the Surveys (any such updates being herein called the "Updated Surveys") meeting the requirements of Exhibit "B" attached hereto. Sellers agree to provide Buyer a credit at Closing against the cash portion of the Purchase Price in an amount equal to the costs incurred by Buyer in obtaining the Updated Surveys, such reimbursement obligation not to exceed, however, $750 per Project ($3,750 in the aggregate). The metes and bounds description of the Land contained in the Updated Surveys, once approved by Sellers and Buyer, shall be used for purposes of describing the Real Property in the special warranty deed conveying title to the Real Property from Sellers to Buyer.

         4.3 Review of Title Commitment and Survey. Buyer shall have a period ending on the 20th day after the Contract Date (the "Title Review Period"), in which to review the Title Commitment and the Surveys and give written notice to Sellers specifying Buyer's objections (the "Objections"), if any, to the Title Commitment and the Surveys. If Buyer shall fail to give written notice of Objections to Sellers prior to the expiration of the Title Review Period, then all exceptions to title shown on Schedules B and C of the Title Commitment shall be deemed to be Permitted Exceptions.

         4.4 Sellers' Obligation to Cure; Buyer's Right to Terminate. If Buyer shall have timely notified Sellers in writing of Objections to the Title Commitments or the Surveys, then Sellers may, but shall not be obligated to, at any time prior to the expiration of the Inspection Period (the "Cure Period"), give written notice ("Sellers' Title Cure Notice") to Buyer of Sellers' intention to satisfy the Objections prior to Closing. If Sellers fail to timely give Buyer the Sellers' Title Cure Notice, then Buyer shall elect, prior to the end of the Inspection Period to either (i) waive the unsatisfied Objections, in which event those unsatisfied Objections shall become Permitted Exceptions, or
(ii) terminate this Contract, in which event the Earnest Money Deposit shall be returned to Buyer and Sellers and Buyer shall have no further obligations, one to the other, with respect to the subject matter of this Contract. Failure by Buyer to give the Notice to Continue during the Inspection Period under Section 4.6(b), shall also constitute evidence of Buyer's election under clause (i) of the immediately preceding sentence.

         4.5 Title Policies. At the Closing, Sellers shall cause a standard T-1 form Owner's Policy of Title Insurance (the "Owner's Title Policy") to be furnished to Buyer by the Title Company. The Owner's Title Policy shall be issued by the Title Underwriter and shall insure that Buyer has good and indefeasible fee simple title to the Projects, subject only to the Permitted Exceptions. The Owner's Title Policy shall contain no exceptions, other than (i) the standard printed exceptions, (ii) rights of tenants in possession, as tenants only, (iii) visible and apparent easements, as shown on the Updated Surveys, and (iv) Permitted Exceptions. At Buyer's option and cost, the "survey exception" in the Owner's Title Policy shall be modified to read "shortages in area only". The tax exception shall be limited to taxes for the year of Closing and subsequent years not yet due and payable and subsequent assessments for prior years due to change in land usage or ownership. The basic premium for the Owner's Title Policy shall be paid by Sellers.





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         4.6     Inspection.

         (a) Buyer shall have the right, during the Inspection Period, to make such examinations, studies, tenant credit checks, appraisals, inspections, engineering, environmental and insurance underwriting tests and investigations (the "Inspections") of the Projects as Buyer may deem advisable. Such Inspections shall include, without limitation, review of current operating statements, operating statements for the prior three calendar years, current rent rolls, true copies of the latest real estate tax bills, true and complete copies of all service contracts affecting the Projects, and any and all other contracts and agreements relating to the Projects. Sellers shall cooperate with Buyer in making available for Buyer's Inspections each of the Projects. Notwithstanding any other provision of this Contract, at least three business days prior to performing any such inspection or study of any of the Projects which will involve the intrusive or destructive sampling or analysis of any portion of such Projects or their improvements, including without limitation any soil, water or groundwater on or under the Projects ("Phase II Investigation"), Buyer shall provide to Sellers a detailed description of the work to be performed during the Phase II Investigation. During the three (3) business day period after receipt of Buyer's description, Sellers shall have the right to object to any portion of the proposed Phase II Investigation, and Buyer shall refrain from performing any such portion which Sellers decide in its reasonably exercised discretion may represent an unreasonable risk of injury or damage to persons or property on or near the Projects. Sellers or its representatives shall have the right, but not the obligation, to observe any and all activities of Buyer or its representative during the performance of Phase II Investigation activities. Sellers shall have the right, but not the obligation, to obtain half of any samples which Buyer may obtain during the Phase II Investigation.

         (b) If Buyer elects for this Contract to remain in full force and effect beyond the Inspection Period, then Buyer shall deliver written notice (the "Notice to Continue") thereof to Sellers and Title Company, together with the sum of Fifty Thousand and No/100 Dollars ($50,000.00) as an additional earnest money deposit (the "Second Earnest Money Deposit"), in cash to the Title Company, on or before the expiration of the Inspection Period. The Second Earnest Money Deposit shall be held and applied as provided in Section 3.2 hereof. Once the Notice to Continue has been given and the Second Earnest Money has been deposited, the entirety of the Earnest Money Deposit shall become at risk. If, however, Buyer does not timely deliver the Notice to Continue or deposit the Second Earnest Money, or if Buyer notifies Sellers and Title Company prior to the end of the Inspection Period that Buyer has no further interest in purchasing the Projects, then, in either event, the Earnest Money Deposit shall be returned to Buyer, and effective as of the last day of the Inspection Period, Sellers and Buyer shall have no further obligations, one to the other, with respect to the subject matter of this Contract, except as otherwise set forth herein.

         (c) Buyer shall indemnify, defend, and hold harmless each of the Sellers from and against all loss, liability, damage, injury and claims resulting from Buyer's testing or inspection of the Projects; provided, however, this indemnity shall not include, and shall specifically exclude, any loss, liability, damage etc. arising out of or resulting from Sellers' negligence (except as provided below), gross negligence or willful misconduct and the discovery of any condition that may require remediation under applicable environmental laws (so long as the same is not negligently handled by Buyer after such discovery). In the event the transaction described in this Contract shall not close, Buyer shall restore the Property to its prior condition, if changed due to the inspections performed by Buyer or at its request, and shall provide Sellers with the copies of the results of any studies and inspections made by the Buyer. All inspections and studies shall be at Buyer's sole expense. NOTWITHSTANDING THE FOREGOING, THE INDEMNITY BY BUYER OF SELLERS SHALL APPLY TO SELLERS' NEGLIGENCE TO THE EXTENT, BUT NO FURTHER , THAT SELLERS'





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NEGLIGENCE IS BASED UPON SELLERS' ENTRY INTO THIS CONTRACT, THE GRANT OF
INSPECTION AND ENTRY RIGHTS TO BUYER OR SELLERS' FAILURE TO MONITOR OR SUPERVISE BUYER'S, ITS AGENTS', CONTRACTORS', OR EMPLOYEES' ACTIVITIES ON THE PROPERTY. This indemnity shall survive the Closing or termination of this Contract. Notwithstanding any contrary provision hereof and Buyer's indemnification obligations (and Sellers' rights to enforce the same) shall, notwithstanding any contrary provision hereof, in no way be limited by the limitations, if any, on Sellers' remedies set forth in Section 9.1 hereof, each of the Sellers to have all rights and remedies in the enforcement of Buyer's indemnification obligations.

                                   ARTICLE V
                    REPRESENTATIONS, WARRANTIES, COVENANTS,
                           AND AGREEMENTS OF SELLERS

         5.1 Representations and Warranties of Sellers. Sellers' representations and warranties set forth in this Contract are true and correct in all material respects as of the Contract Date. Sellers hereby represent and warrant to Buyer as follows:

         (a) Except as hereinafter expressly provided and subject to consent of the holders of the Existing Notes, Sellers have the full right, power, and authority to sell and convey to Buyer each Project as provided in this Contract and to carry out Sellers' obligations hereunder, and all requisite action necessary to authorize Sellers to enter into this Contract and to carry out Sellers' obligations hereunder has been, or on the Closing Date will have been, taken;

         (b) To the best of Sellers' knowledge, there are no adverse or other parties in possession of the Projects, or of any part thereof as lessees, tenants at sufferance, or trespassers, except Tenants referenced in the Rent Rolls to be delivered pursuant to Section 5.2(a);

         (c) To the best of Sellers' knowledge, Sellers have not received written notice from any governmental or quasi-governmental agency or insurance underwriter requiring or suggesting that Sellers should correct any condition with respect to the Projects, which condition remains uncorrected;

         (d) Sellers have not received written notice of any pending condemnation action with respect to all or any portion of the Projects and, to the best of Sellers' knowledge, there are no existing condemnation or other legal proceedings affecting the existing use of the Projects by any governmental authority having jurisdiction over or affecting all or any part of the Projects;

         (e) There is no litigation pending or, to the best of Sellers' knowledge, threatened, affecting any of Projects other than as incurred in the normal course of business and with respect to which Sellers' insurance underwriter(s) is responsible;

         (f) This Contract constitutes a valid and binding obligation of the Sellers, enforceable in accordance with its terms;

         (g) There are no actions pending which would result in the creation of any lien against the Land, the Improvements or against any other portion of the Projects. At the Closing, there will be no unpaid bills or claims in connection with any repair of the Improvements or other work performed or material purchased in connection with the Improvements (other than repairs conducted in the ordinary course of business and for which Sellers shall remain responsible);





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         (h)     The contracts, Leases and agreements delivered to Buyer by
Sellers pursuant to this Contract constitute all contracts, leases or agreements affecting the Projects (and the ownership and use thereof), other than the Permitted Exceptions; the Ownership Documents delivered pursuant to paragraph 5.2 herein are true and correct copies of the originals; no other amendments or modifications exist thereto, and there are no omissions of any material facts relating thereto; and, to the best of Sellers' knowledge, no defaults, or events which with notice and/or passage of time would constitute default, exist thereunder;

         (j) Based on currently applicable taxes, Sellers have paid all taxes, charges, and assessments (special or otherwise) required to be paid to any taxing authority with respect to the Projects (except for taxes and assessments for the current year not yet due and payable); and, no action or proceeding currently exists by a governmental agency or authority for the assessment or collection of currently applicable taxes, charges, or assessments with respect to the Projects;

         (k) The executed Leases, which are to be inspected by the Buyer at Sellers' principal office in accordance with the terms of this Contract, are and shall be true and correct originals, and no Tenants are or shall be entitled to any rebates, allowances, rent concessions or free rent for any period subsequent to the Closing. All obligations and items of an inducement nature to be performed by the Sellers prior to Closing as landlord under the Leases or to which Sellers otherwise agreed to perform have been fully performed and no commitments have been made to any Tenant for repairs or improvements other than a general landlord requirement for normal maintenance in the future. Except as reflected on the current Rent Roll to be delivered to Buyer pursuant to the provisions of Section 5.2 below, no Tenant has given Sellers notice of its intention to vacate its leased premises prior to the end of the primary term (or any current renewal or extended term). To the best of Sellers' knowledge, all of the Leases are in full force and effect without current default by either Sellers or the respective Tenants. There are no fees or commissions payable to any person or entity in regard to the Leases or the Projects except as specifically set out in the Rent Roll;

         (m) None of the Sellers is a foreign person or entity pursuant to the Foreign Investment in Real Property Tax Act, or the Tax Reform Act of 1984, and Buyer is not obligated to withhold any portion of the Purchase Price for the benefit of the Internal Revenue Service.

         The continued validity in all respects of the representations, warranties and covenants set forth in the above paragraph both at the time same are made and as of the Closing, shall be a condition precedent to Buyer's obligations hereunder. If, however, any representation or warranty above is known by Buyer, prior to the Closing, to be untrue, Buyer may, as Buyer's sole and exclusive remedy on account thereof, either (i) terminate this Contract and the Earnest Money shall be refunded to Buyer, and neither party shall have any further rights or obligations pursuant to this Contract, or (ii) waive its objections and close the transaction with no reduction in the Purchase Price.

         All of the representations and warranties deemed remade at Closing shall survive Closing but Buyer shall be deemed to have waived any and all rights in respect to the breach thereof unless Buyer gives written notice of the alleged breach thereof within six (6) months following Closing and, further, Buyer shall have waived all rights with respect to all matters specified in any such written notice unless Buyer has instituted litigation in respect thereto within one (1) year following Closing.

         For purposes hereof, "to the best of Sellers' knowledge" means the actual knowledge of Joseph W. Peacock without having made any independent investigation or examination.





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         EXCEPT AS MAY BE SPECIFICALLY STATED IN THE DEED, THE OTHER CLOSING
DOCUMENTS, OR THIS CONTRACT, SELLERS HEREBY SPECIFICALLY DISCLAIM ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, OR CONCERNING (I) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF, FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY ELECT TO CONDUCT THEREON,
(II) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, ENCUMBRANCE, RESERVATION, CONDITION, OR OTHERWISE, (III) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY, (IV) ANY ENVIRONMENTAL CONDITIONS WHICH MAY EXIST ON THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR NON-EXISTENCE OF PETROLEUM PRODUCTS, PETROLEUM RELATED PRODUCTS, "HAZARDOUS SUBSTANCES", "HAZARDOUS MATERIALS", "TOXIC SUBSTANCES", OR "SOLID WASTE" AS SUCH TERMS ARE DEFINED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED BY SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, AND THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AND STATE ENVIRONMENTAL LAWS, AND THE REGULATIONS PROMULGATED PURSUANT TO SUCH LAWS, ALL AS AMENDED (ALL OF THE FOREGOING BEING REFERRED TO AS THE "HAZARDOUS WASTE LAWS"), AND (V) THE FINANCIAL EARNING CAPACITY OR HISTORY OR EXPENSE HISTORY OF THE OPERATION OF THE PROPERTY. THE CONVEYANCE OF THE PROPERTY IS MADE ON AN "AS-IS" BASIS, AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLERS HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN OR IN THE DEED OR OTHER CLOSING DOCUMENTS, SELLERS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, TENANTABILITY, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY. BUYER ACKNOWLEDGES, WARRANTS AND REPRESENTS TO SELLERS THAT NO REPRESENTATIONS HAVE BEEN MADE BY SELLERS, ITS AGENTS ,BROKERS, OR EMPLOYEES IN ORDER TO INDUCE BUYER TO ENTER INTO THIS TRANSACTION OTHER THAN AS EXPRESSLY STATED HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES, WARRANTS, AND REPRESENTS TO SELLERS THAT NEITHER SELLERS NOR SELLERS' AGENTS, BROKERS OR EMPLOYEES HAVE MADE ANY REPRESENTATION OR STATEMENT TO BUYER CONCERNING THE PROPERTY'S INVESTMENT POTENTIAL OR RESALE AT ANY FUTURE DATE, AT A PROFIT OR OTHERWISE, NOR HAVE SELLERS OR SELLERS' AGENTS, BROKERS OR EMPLOYEES RENDERED ANY ADVICE OR EXPRESSED ANY OPINION TO BUYER REGARDING ANY INCOME TAX CONSEQUENCES OF OWNERSHIP OF THE PROPERTY.

         BUYER ACKNOWLEDGES THAT ANY REPORTS SUPPLIED OR MADE AVAILABLE BY SELLERS, WHETHER WRITTEN OR ORAL, OR IN THE FORM OF MAPS, SURVEYS, PLATS, SOIL REPORTS, ENGINEERING STUDIES, ENVIRONMENTAL STUDIES, OR OTHER INSPECTION REPORTS PERTAINING TO THE PROPERTY ("REPORTS") ARE BEING DELIVERED TO BUYER ON AN "AS-IS/WHERE-IS" BASIS SOLELY AS A COURTESY AND THAT SELLERS HAVE NEITHER VERIFIED THE ACCURACY OF ANY STATEMENTS OR OTHER INFORMATION THEREIN CONTAINED, NOR ANY METHOD USED TO COMPILE THE REPORTS OR THE QUALIFICATIONS OF THE PERSON(S) PREPARING THE REPORTS AND SELLER





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MAKES NO REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW AS
TO THE ACCURACY, COMPLETENESS OR OTHER ASPECT OF THE REPORTS.

         BUYER ACKNOWLEDGES THAT THE PROVISIONS OF THE TWO PRECEDING PARAGRAPHS ARE INTEGRAL ASPECTS OF THE ECONOMIC TERMS OF THE PURCHASE AND SALE DESCRIBED HEREIN AND THAT SELLERS WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER ON THE TERMS OF THIS CONTRACT IF THE PARTIES HAD NOT AGREED TO THE PROVISIONS OF SUCH PARAGRAPHS.

         5.2 Covenants and Agreements of Sellers. Sellers covenant and agree with Buyer as follows:

         (a) Within five (5) business days following the Contract Date, Sellers shall deliver to Buyer the following items (the "Ownership Documents") with respect to the Projects:

                 (i) To the extent that Sellers have the same in their possession, copies of "as-built" plans and specifications for the Improvements and copies of the results of all physical inspections, all structural, mechanical, engineering reports, soil reports and traffic studies that have been prepared with respect to the Real Property;

                 (ii) If Sellers are in possession of the same, current certificates of occupancy in the name of the and building permits (if available) for each building within the Projects;

                 (iii) Current Rent Rolls for each of the Projects, which Rent Roll shall set forth with respect to each Tenant the following;

                          (A) the name and street or unit number of the Tenant;

                          (B)     the term of the Tenant's Lease, its
                          commencement and expiration dates, any renewal terms or extensions and the base rent and percentage rent, if any, payable thereunder;

                          (C)     the amount of monthly base rent and
                          percentage rent, if any, payable by and portion of each Project's CAM and real estate taxes and insurance premiums recoverable from each Tenant and any other payments for which such Tenant is liable;

                          (D) amount of prepaid rent and the amount of security and other deposits due under the Lease and held by Landlord;

                          (E) the amount of any ongoing Lease commission obligations, if any, and to whom such commission is owed and copies of all brokerage commission agreements relating to the leases;

                          (F) the amounts of any unpaid rents, percentage rents, and other payments past due thereunder;

                          (G) the amount of any offsets or credits against rental, if any; and

                          (H) any concessions granted to the Tenant applicable to periods after Closing, including, without limitation, free rent, rental rebates or credits, lease take-over arrangements, cash payments, and moving allowances;

                 (iv) Copy of the most recent or current real estate and personal property tax bills or other documentation showing the amount of current real property taxes and the assessed value of the Projects;

                 (v) Copies of all existing service maintenance, operations, and management and other contracts relating to the operation of the Projects (the "Service Contracts"), and any commission agreements affecting the Projects;

                 (vi) Copies of true and correct operating income and expense statements with respect to the Projects, accurately reflecting the operating history of the Projects for calendar years 1994, 1995 and 1996 and for year-to-date 1997, if available, for the Projects;

                 (vii) A detailed summary of all capital expenditures for the Projects for the calendar years 1994, 1995 and 1996, and year-to-date 1997, if available, for the Projects;

                 (viii) All warranties and guaranties currently in force, if any, relating to the Projects or any equipment, appliances or other personalty located in or used on the Real Property and in the possession of Sellers or their agents; and

                 (ix) True and complete copies of all Leases, including all amendments, extensions and modifications;


                 All materials delivered by Sellers to Buyer pursuant to this
                 Section 5.2(a) shall be held in confidence by Buyer and disclosed only to its attorneys, accountants, and prospective lenders and securities underwriters and their respective attorneys. If the parties fail to consummate the transaction described herein for any reason other than the Sellers' default, Buyer shall return to Sellers all materials delivered by or on behalf of Sellers pursuant to or in connection with this Contract.

         (b) From the Contract Date until the Closing Date, Sellers undertake and agree, with respect to the Projects, that they will:

                 (i) Operate and maintain the Projects consistent with its past practices;

                 (ii) Promptly notify Buyer in writing of any litigation, arbitration or administrative hearing before any court or governmental agency concerning or affecting the Projects which is instituted or threatened after the Contract Date;

                 (iii) Following the expiration of the Inspection Period, not terminate or modify any Lease or commence any judicial action against any Tenant other than in the normal course of business without the prior written consent of Buyer, which consent shall not be unreasonably withheld;

                 (iv) Following the expiration of the Inspection Period, not execute any new lease or agree to the terms of any lease renewal without the prior written consent of the Buyer, which consent shall not be unreasonably withheld;

                 (v) Promptly notify Buyer in writing of any notice received from a Tenant of its election to vacate its leased premises or terminate its Lease, or of any election by Sellers to terminate any Lease or commence any judicial action against any Tenant;

                 (vi) Not sell, exchange, transfer, assign, convey or encumber or otherwise dispose of all or any part of the Projects or any interest therein (other than leases executed in accordance with this Contract), nor shall Sellers remove any Personal Property unless Sellers shall replace the removed items with similar items of comparable quality;

                 (vii) Promptly notify Buyer in writing if Sellers discover any defect, error or omission in any of the Ownership Documents, detailing the nature of the defect, error or omission;

                 (viii) Not, without the prior written consent of the Buyer, enter into or modify any service, maintenance or management agreement which is not terminable on or before the Closing Date (except in the ordinary course of business and then only if the same can be terminated upon 30 days' notice without premium or fee); or

                 (ix) Following the expiration of the Inspection Period, not, without the prior written consent of Buyer, consent to any assignment or sublease or other encumbrance by a Tenant of its interest, or any part thereof, in its Lease, except as may be required by the terms of the Lease.

         5.3     Agreements Concerning Existing Notes.

         (a) As provided above, Buyer shall assume the unpaid balance as of the Closing Date on the Existing Notes; provided, that, such assumption shall be made subject to the limitations on liability of the borrower, if any, contained as of the date hereof in the loan documentation evidencing the Existing Notes, and every reference herein to "assumption" of the Existing Notes shall mean and refer to assumption subject to such limitations on liability. Buyer shall apply for assumption approval within five (5) days following the Contract Date and shall make reasonable effort to obtain the same. Sellers agree to cooperate with and assist Buyer, at no cost or expense to Sellers, in securing such approval. In that regard, Buyer shall deliver to the various holders of the Existing Notes (and, if requested, to their respective correspondents) such financial information and other documents as may be requested by such holders in order to evaluate the request for the assumption. Buyer shall pay all costs and expenses of the assumption approval and assumptions including, without limitation, all assumption fees, attorneys' fees of lenders' counsel, and other related costs.

         (b) Notwithstanding anything to the contrary contained herein, if on the Closing Date, Buyer has not received a consent from the holder of an Existing Note to the assumption ("Lender's Consent"), then Buyer shall proceed to Closing as to the specific Projects for which Lender's Consents have been obtained or none is required (including for this purpose, those Projects which, by the terms of this Contract, are intended to be conveyed not subject to deed of trust liens granted by Sellers) and this Contract shall terminate as to those Projects for which Lender's Consents are required but have not been obtained; provided, however, Buyer reserves the right to prepay any of the Existing Notes in their entirety (if permitted under the terms of Existing Notes and Existing Liens) for which a Lender's Consent was not received, provided further, however, Buyer shall be responsible for and shall pay all prepayment penalties and fees arising as a consequence thereof. In such event, it is agreed that, solely for purposes of this Section 5.3, the Purchase Price for each of the Projects shall be as follows:

         Hedwig Phase I           -        $ 1,800,000
         Hedwig Phase II          -        $ 2,000,000
         Hedwig Phase III         -        $ 2,900,000
         Benchmark (290)          -        $ 5,600,000
         First Colony             -        $11,800,000

         The terms and conditions of this Contract shall govern as to the remaining Projects.

         (c) Sellers shall not, at any time prior to Closing, alter, renew, rearrange, restructure or refinance any indebtedness evidenced by the Existing Notes or modify the Existing Notes or any instrument securing the Existing Notes without the prior written consent of Buyer; and Sellers shall neither accept nor request any extension, postponement, indulgence or forgiveness of the Existing Notes or the indebtedness evidenced thereby without the prior written consent of Buyer.


                                   ARTICLE VI
                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                              AGREEMENTS OF BUYER

         Buyer represents, warrants, covenants, and agrees with Sellers, as of the Contract Date, that:

         (a) Except as otherwise hereinafter expressly provided, Buyer has the full right, power, and authority to purchase the Projects from Sellers as provided in this Contract and to carry out Buyer's obligations under this Contract, and all requisite action necessary to authorize Buyer to enter into this Contract and to carry out Buyer's obligations hereunder has been, or on the Closing Date will have been, taken;

         (b) Buyer represents that it has arranged the financing necessary to acquire the Projects; and

         (c) Buyer acknowledges that Buyer has been advised in writing that Buyer should have an abstract covering the Land examined by an attorney of Buyer's own selection or that Buyer should be furnished with or obtain a policy of title insurance.

                                  ARTICLE VII
            CONDITIONS PRECEDENT TO BUYER'S AND SELLERS' PERFORMANCE

         7.1 Conditions Precedent to Buyer's Obligations. Buyer shall not be obligated to consummate the transaction described in this Contract unless:

         (a) Sellers shall have furnished or caused to be furnished to Buyer all of the items required to be furnished by Sellers under Section 5.2(a) and shall have cooperated with Buyer in order to obtain the Lender's Consents;

         (b) Sellers shall have performed in all material respects all of the agreements, covenants and obligations contained in this Contract to be performed or complied with by Sellers on or prior to the Closing Date;

         (c) All representations and warranties made by Sellers hereunder shall be true, complete and accurate in all material respects as of the Closing Date; and

         (d) Tenant Estoppel Certificates shall have been received by Buyer from (i) all of the Anchor Tenants, and (ii) at least 80% (by number and square footage at the Projects), of the non-anchor tenants at the Projects, which Estoppel Certificates shall confirm the information set forth on the Rent Rolls delivered (A) as part of the Ownership Documents, as modified to reflect any non-substantive changes thereto, or (B) with respect to Tenants who have executed new leases since the Contract Date, as reflected on the Rent Rolls to be delivered in connection with the Closing; and as to the remaining 20% of the non-anchor tenants, either Estoppel Certificates have been received by Buyer or Seller has certified in writing the same information set forth in the Estoppel Certificates as to such remaining non-anchor tenants.

         7.2 Conditions Precedent to Seller's Obligations. The obligation of the Sellers to consummate the sale contemplated hereby is conditioned upon the release of Sellers of all liabilities and obligations under the Existing Notes arising after the date of Closing evidenced by an instrument executed by the holders of the Existing Notes in form and substance satisfactory to the Sellers (the "Release"), and which is delivered at or prior to Closing.

         7.3 Termination if Conditions Precedent not Satisfied or Waived. If any of the conditions precedent to the performance of a party's obligations under this Contract have not been satisfied, waived, or deemed waived by such party within the time frame established herein or otherwise by the Closing Date, then such party may, at its option, by written notice delivered to the other party and Title Company, terminate this Contract, in which event the Earnest Money Deposit shall be returned to Buyer and thereafter Buyer and Sellers shall have no further obligations, one to the other, with respect to the subject matter of this Contract, except as otherwise provided for herein.

                                  ARTICLE VIII
                                    CLOSING

         8.1 Date and Place of Closing. The Closing shall take place in the offices of the Title Company. The Closing Date shall be on the thirtieth
(30) day following the expiration of the Inspection Period.

         8.2     Items to be Delivered at or Prior to the Closing

         (a) Sellers. At the Closing, Sellers shall deliver or cause to be delivered to Buyer or the Title Company, the following items fully executed and acknowledged where so indicated by all necessary parties in respect to each of the Projects:

                 (i) The Owner's Title Policies to Buyer, in the form specified in Section 4.5;

                 (ii) A special warranty deed, duly executed and acknowledged by Sellers, in the form of Exhibit "C", subject only to the Permitted Exceptions;

                 (iii) The original Leases, or, if any original Leases are not available, copies of any such Leases certified by Sellers as being true, correct and complete;

                 (iv) Duplicate originals of an assignment and assumption of leases (the "Assignment of Leases") in the form attached hereto as Exhibit "D", duly executed by Sellers;

                 (v) A bill of sale and assignment in the form, attached hereto as Exhibit "E", duly executed by Sellers;

                 (vi) Duplicate originals of an assignment and assumption of Service Contracts (the "Assignment of Service Contracts") in the form or substantially the form, attached hereto as Exhibit "F", duly executed by Sellers;

                 (vii) An affidavit, in the form, or substantially in the form, attached as Exhibit "G", in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, stating under penalty of perjury the Sellers' United States identification number and that Sellers are not a "foreign person" as that term is defined in Section 1445, duly executed and acknowledged by Sellers;

                 (viii) A notice of sale in the form, or substantially in the form, attached hereto as Exhibit "H", (the "Tenant Notice Letter") for each of the Tenants, duly executed by Sellers and Buyer;

                 (ix) All keys or other access devices in the possession of Sellers or their agents to all locks located at the Projects;

                 (x) Originals of all Service Contracts, plans, governmental approvals, and other contracts and agreements in Sellers' possession relating to the ownership and operation of the Projects;

                 (xi) True and correct copies of all books and records pertaining to the operation of the Projects for the calendar years 1994, 1995 and 1996, and for the year-to-date 1997, in the possession of Sellers or Sellers' agent;

                 (xii) Appropriate evidence of authorization reasonably satisfactory to the Title Company (if required by the Title Company) regarding the consummation of the transaction contemplated by this Contract;

                 (xiii) Unless waived by Buyer, notices of cancellation, to be effective within thirty days of the Closing Date, of all management contracts affecting the Projects;

                 (xiv) A reaffirmation certificate executed by Sellers wherein Sellers reaffirm and confirm the representations and warranties of Sellers set forth in this Contract are true and remain true and correct as of the Closing Date;

                 (xvi) Letters to all utility companies advising of the change of ownership of the Projects and an assignment of any deposits currently held by the utility company for the benefit of the Sellers;

                 (xvii) Execute and deliver notices of restrictions (if applicable under the codes of the City of Houston) and municipal utility and similar tax district notices; and

                 (xiii) Any other items reasonably requested by the Title Company as administrative requirements for consummating the Closing.

         (b) Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Sellers or the Title Company, the following items:

                 (i)      The cash sum required by Section 3.1;

                 (ii) Duplicate originals of the Assignment of Leases duly executed by Buyer;

                 (iii) Duplicate originals of the Assignment of Service Contracts duly executed by Buyer;

                 (iv) Appropriate evidence of authorization reasonably satisfactory to Sellers and the Title Company for the consummation of the transaction contemplated by this Contract;

                 (v) Join with Sellers in executing and delivering the notices of restrictions and municipal utility and similar tax district notices; and

                 (vi) Any other items reasonably requested by the Title Company as administrative requirements for consummating the Closing.

         8.3 Adjustments at Closing. Notwithstanding anything to the contrary contained in this Contract or applicable law, the provisions of this
Section 8.3 shall survive the Closing. All income and obligations attributable to days preceding the Closing Date shall be allocated to Sellers, and all income and obligations attributable to days from and after the Closing Date shall be allocated to Buyer. Without limitation upon the foregoing, the following items shall be adjusted or prorated between Sellers and Buyer as set forth below:

         (a) Ad valorem and personal property taxes relating to the Projects for the calendar year in which the Closing occurs shall be prorated between Sellers and Buyer as of the Closing Date based upon taxes actually paid by Sellers for the calendar year in which the Closing occurs, if Sellers have paid such taxes prior to Closing, and otherwise upon the ad valorem and personal property taxes due assuming payment in December of the year of Closing. If the actual amount of taxes for the calendar year in which the Closing shall occur is not known as of the Closing Date, the proration shall be based on the amount of taxes due and payable with respect to the Projects using the latest assessed value and tax rate. All other assessments affecting the Projects, if any, assessed prior to Closing Date, shall be paid by the Sellers and if assessed after the Closing Date, shall be paid by the Buyer.

         (b) Base rents, escalation or reimbursement payments by Tenants for real estate and personal property taxes, insurance premiums, CAM or other operating expenses and charges, payable with respect to the Project for the then current month shall be prorated as of the Closing Date. Percentage rents for each Tenant obligated therefor shall be pro-rated on the basis of the number of days lapsed during the Tenant's percentage rent period as of the Closing Date and not on the basis of the amount of the Tenant's sales which accrued during such percentage rent period as of the Closing Date. Such proration may not be capable of determination at the Closing Date, in which event, such prorations shall be made post-Closing. Any rent concessions granted by the Sellers to Tenants for free rent, concessions or abatements, which apply to periods after the Closing Date shall not be prorated but shall be credited to the Buyer. With respect to any Tenant ("Delinquent Tenant") who owe rents and other charges which at Closing are past due, such past due rents and other charges ("Delinquencies") shall not be prorated. Buyer shall remit such Delinquencies, if any, if, as and when collected by Buyer, provided, however, that if a payment is received by Buyer from a Delinquent Tenant, such payment may be applied by Buyer first to any rents or other sums that are past due by such Delinquent Tenant at the time of receipt from and after the Closing Date. Buyer shall also pay to Sellers in cash at Closing the amount of all deposits with utility companies and an amount equal to escrows for taxes and insurance (and reserve for replacements) held by the holders of the Existing Notes.

         (c) All other income and ordinary operating expenses of the Project, including, without limitation, public utility charges, maintenance, management, and other service charges, and all other normal operating charges shall be prorated at the Closing effective as of the Closing Date based upon the best available information. The obligation of the parties to adjust, post-Closing, and any operating expenses as of the Closing Date, shall, to the extent unknown or not provided for at Closing, survive the Closing and shall be paid by the party responsible therefor within ten (10) days after written demand therefor has been made. Such demand shall include a copy of the invoice(s) for which payment or reimbursement is sought.

         8.4 Deferred Leasing Commissions. The amount of any unpaid leasing commissions payable on account and over the term of existing Leases or Leases entered into between the date hereof and the Closing Date shall either be paid by the Sellers or treated as a credit to Buyer. Commissions payable on account of Leases which are subject to renewal at the option of the Tenant and with respect to which the options have not been exercised prior to the Closing Date shall not be covered by the preceding sentence.

         8.5 Possession. Possession of the Projects shall be delivered to Buyer by Sellers at the Closing, subject to the rights of the Tenants.

         8.6 Costs of Closing. Each party shall be responsible for paying the legal fees of its counsel in negotiating, preparing, and closing the transaction contemplated by this Contract. Sellers shall pay its share of the cost of the Updated Surveys, as provided in Section 4.2 hereof, the Title Policy premium, real estate tax searches and current UCC searches. Buyer shall pay for the remaining portion of the cost of the Updated Surveys, the cost of its own engineering and environmental inspections, charges attributable to recording the warranty deed, and transfer fees and costs charged by the Lender(s) as provided in Section 5.3. The parties shall split the cost of any title company escrow fees. Any other expenses that are incurred by either party that are expressly identified herein as being the responsibility of a particular party shall be paid by such party. All other expenses shall be allocated between the parties in the customary manner for sales of real property similar to the Projects in Houston, Texas.

         8.7 Provisions of Article VIII to Survive Closing. The provisions of this Article VIII shall survive the Closing.

                                   ARTICLE IX
                             DEFAULTS AND REMEDIES

         9.1 Default of Buyer. If Buyer fails or refuses to consummate the transaction contemplated by this Contract, for any reason other than termination of this Contract by Buyer pursuant to a right to do so expressly set forth in this Contract, then such event shall constitute a default by Buyer hereunder and the Sellers may, as the Sellers' sole and exclusive remedy for such default, either (i) bring an action against the Buyer for specific performance of the Buyer's obligations under this Contract, or (ii) terminate this Contract by giving written notice thereof to Buyer and Title Company at or prior to the Closing Date, whereupon the Title Company shall deliver the Earnest Money Deposit (including the interest earned thereon) to the Sellers which shall constitute liquidated damages hereunder and thereafter neither party hereto shall have any further rights or obligations hereunder. It is agreed that the Earnest Money Deposit is a reasonable forecast of just compensation for the harm that would be caused by such default, which the parties agree is one that is incapable or very difficult of accurate estimation, and that payment of the Earnest Money Deposit upon such default shall constitute full satisfaction of Buyer's obligations hereunder.

         9.2 Default of Sellers. If Sellers fail or refuse to consummate the sale of the Projects to Buyer pursuant to this Contract at the Closing or fails to perform any of Sellers' other obligations hereunder for any reason other than Buyer's failure to perform Buyer's obligations under this Contract or a right granted to Sellers hereunder excusing their performance, then
Buyer may, as Buyer's sole and exclusive remedy for such default, either (i) bring an action against the Sellers for specific performance of the Sellers' obligations under this Contract; provided, that in so doing Buyer shall be deemed to have elected to accept the Properties subject to all matters of record (each of which shall be a Permitted Exception) except that Seller shall be obligated to cure the effects of any voluntary conveyance of interests (other than leases) made after the Contract Date by Seller (provided, however, nothing contained herein is construed as a modification, or waiver by Buyer, of Sellers' representations and warranties contained herein), or (ii) terminate this Contract by giving written notice thereof to Sellers and Title Company at or prior to the Closing Date, whereupon the Title Company shall deliver the Earnest Money Deposit (including the interest earned thereon) to Buyer and thereafter neither party hereto shall have any further rights or obligations hereunder and in which case Buyer shall receive the return of the Earnest Money Deposit.

         9.3 Earnest Money. In the event either Sellers or Buyer becomes entitled to the Earnest Money Deposit upon cancellation of this Contract in accordance with its terms, such party may deliver a letter of instruction to the Title Company directing disbursement of the Earnest Money Deposit to the party entitled thereto. The party delivering such notice to the Title Company shall, concurrently deliver a copy of the notice to the other party hereto. Upon the expiration of three (3) business days after its receipt of the letter of instructions, the Title Company may deliver the Earnest Money Deposit to the party as specified in the letter of instructions unless, within such three (3) business day period, the Title Company shall have received a written objection to such delivery from the other party hereto. In such event, the Title Company shall not deliver the Earnest Money Deposit to either party unless it has a written authorization to do so signed by both parties or a court order has been issued by a court of competent jurisdiction to deliver the Earnest Money Deposit to one of the parties hereto. The Title Company may deposit the Earnest Money Deposit into a court of competent jurisdiction and thereafter shall have no further interest in or responsibility for this Contract or for the Earnest Money Deposit.

         9.4 Indemnification of Title Company. Each party hereto hereby indemnifies and holds harmless the Title Company from any loss, damage or claim therefor arising out of or in connection with the receipt and disposition of the Earnest Money Deposit in accordance with the instructions set forth in this Contract. These indemnities shall survive the termination of this Contract or a closing pursuant hereto.

                                   ARTICLE X
                             BROKERAGE COMMISSIONS

         10.1 Indemnity. Sellers hereby represent and warrant to Buyer that they have not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, and that Sellers have not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Seller has entered (or will enter) into a separate agreement with Arthur Andersen, Certified Public Accountants, for the payment of a consulting fee and hereby agrees to indemnify and hold Buyer harmless from any claims by said party or anyone claiming by, through, or under such party (excluding, however, any claim of Southwest Securities). Buyer hereby represents and warrants to Sellers that Buyer has not contracted or entered into any agreement with any real estate broker, agent, finder, or other party in connection with this transaction, other than as identified in Section 10.1, and that Buyer has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, but not limited to, reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by
such party in this Section 10.1.   The indemnities set forth in this Section
10.1 shall survive the Closing.

                                   ARTICLE XI
                            CASUALTY OR CONDEMNATION

         (a) Notwithstanding any contrary provision of the Texas Property Code, Sellers agree to give Buyer and Title Company prompt notice of any fire or other casualty affecting any of the Projects or of any actual or threatened taking or condemnation of all or any portion of any such Projects. If, prior to the Closing, there shall occur:

                 (i) damage to any of the Projects caused by fire or other casualty; or

                 (ii) a threatened or actual taking or condemnation of all or any portion of any of the Projects,

then, Buyer shall have the right to terminate this Contract as to the affected Project only by written notice delivered to Sellers within ten (10) days after Buyer has received notice from Sellers of that event or the date on which Buyer learns of that event, whichever shall last occur. If Buyer terminates this Contract, a ratable portion of the Earnest Money Deposit shall be returned to Buyer and the parties shall have no further obligations under this Contract in respect to such Project, and the Purchase Price shall be reduced by the portion of the Purchase Price allocated to that Project as set forth in Section 5.3 above. Notwithstanding the foregoing, in the event that the cost of repairing or restoring such damage shall be covered by available insurance and such cost shall be less than $100,000 per Project, then Buyer shall proceed to Closing and Sellers shall assign at Closing to Buyer their right, title and interest in the insurance proceeds available to repair or restore the damage or destruction and to any applicable rent loss insurance and, in addition, Sellers shall credit the Purchase Price with the amount of any deductible under such insurance policy(s) attributable to the affected Project.

         (b) If the cost to repair or replace the damage is reasonably estimated by the Sellers' insurance adjuster to exceed $100,000 per Project, then at Buyer's election, and in its sole discretion, Buyer may elect to proceed with the Closing and at the Closing Sellers shall assign to Buyer their right, title and interest in the insurance proceeds available to repair or restore the damage or destruction and to any applicable rent loss proceeds, and Sellers shall credit the Purchase Price with the amount of any deductible under such insurance policy(s).

         (c) In the event that Buyer fails to notify Sellers and Title Company of its intention to proceed to Closing and accept as assignment of the insurance proceeds, the Contract shall automatically terminate and the Earnest Money Deposit shall be returned to Buyer forthwith.

                                  ARTICLE XII
                                 MISCELLANEOUS

         12.1 Notices. All notices, demands, requests, and other communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered on receipt if delivered by hand, overnight delivery, or by facsimile, or whether actually received or not, three (3) days after having been deposited in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

     If to Sellers:            c/o Uniteg Management Company, Inc.
                               Attn. Joseph W. Peacock, President
                               6800 Texas Commerce Tower
                               600 Travis
                               Houston, Texas 77002
                               Telephone: (713) 222-6900
                               Telecopy: (713) 222-1614

     With a Copy to:           Stephen Jacobs, Esq.
                               Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                               Texas Commerce Tower, Suite 3200
                               Houston, Texas 77002-3095
                               Telephone: (713) 226-1382
                               Telecopy: (713) 223-3717

     If to Buyer:              United Investors Realty Trust
                               5847 San Felipe
                               Suite 850
                               Houston, Texas 77057
                               Attention: Randall Keith
                               Chief Operating Officer
                               Telephone: (713) 781-2858
                               Telecopy:  (713) 268-6005

     With a Copy to:           Lewis H. Sandler, Esq.
                               United Investors Realty Trust
                               8080 North Central Expressway
                               Suite 400
                               Dallas, Texas 75206
                               Telephone: (214) 360-3665
                               Telecopy:  (214) 360-3696

                               James, Goldman & Haugland, P.C.
                               Attn: Merton B. Goldman, Esq.
                               8th Floor Texas Commerce Bank Bldg.
                               201 East Main
                               El Paso, Texas 79901
                               (915) 532-3911
                               FAX: (915) 541-6440

         12.2 Governing Law. This Contract is being executed and delivered, and is intended to be performed, in the State of Texas, and the laws of Texas shall govern the validity, construction, enforcement, and interpretation of this Contract. This Contract is performable in, and the exclusive venue for any action brought with respect hereto, shall lie in Harris County, Texas.

         12.3 Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the project, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         12.4 Parties Bound. This Contract shall be binding upon and inure to the benefit of Sellers and Buyer, and their respective heirs, personal representatives, successors and permitted assigns, but shall not inure to the benefit of another party.

         12.5 Saturday, Sunday or Legal Holiday. If any date set forth in this Contract for the performance of any obligation by Buyer or Sellers or for the delivery of any instrument or notice should be on other than a Business Day, the compliance with such obligations or delivery shall be deemed acceptable on the next following Business Day.

         12.6 Time is of the Essence. It is expressly agreed by Sellers and Buyer that time is of the essence with respect to this Contract.

         12.7 Exhibits. The Exhibits which are referenced in, and attached to, this Contract are incorporated in, and made a part of, this Contract for all purposes.

         12.8 Attorney's Fees. If either party hereto shall be required to employ an attorney to enforce or defend the rights of such party hereunder, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs.

         12.9 Expiration of Offer. The execution by one party hereto and delivery to the other party hereto of an executed counterpart of this Contract shall constitute an offer to sell or purchase the Project, as may be the case, upon the terms stated herein. If a counterpart of this Contract executed by one party hereto without modification is not received by the other party hereto within three (3) business days after the time and date of the execution by the first, as indicated below, the offer contained in this Contract shall be null and void.

         12.10 Multiple Counterparts. This Contract may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and either of the parties hereto may execute this Contract by signing any such counterpart.

         12.11 Severability. If any provision of this Contract shall, for any reason, is held to violate any applicable law, and so much of this Contract is held to be unenforceable, then the invalidity of such specific provision shall not be held to invalidate any other provision of this Contract which shall remain in full force and effect.

         12.12 Assignment. This Contract may not be assigned, in whole or in part, by Buyer.

         EXECUTED by Buyer on the 2nd day of December, 1997.



          BUYER:           UNITED INVESTORS REALTY TRUST,
                           a Texas real estate investment trust


                           By:  /s/ RANDALL D. KEITH
                               -----------------------------------------
                                    Randall D. Keith, its Vice-President



         EXECUTED by Sellers on the 2nd day of December, 1997

          SELLERS:         R & R HEDWIG 1 LIMITED PARTNERSHIP

                           By:     Venida, Inc.
                           Its:    General partner

                           By: /S/ JOSEPH W. PEACOCK
                              ------------------------------------------
                                   Joseph W. Peacock, President


                           HEDWIG II, INC.


                           By: /S/ JOSEPH W. PEACOCK
                              ------------------------------------------
                                   Joseph W. Peacock, President

                           HEDWIG III JOINT VENTURE

                           By:     Uniteg Investment Company, Inc.
                           Its:    Managing Venturer


                           By: /S/ JOSEPH W. PEACOCK
                              ------------------------------------------

                                   Joseph W. Peacock, President

                           PFL-290 LIMITED PARTNERSHIP

                           By:     Uniteg PFL-290, Inc.
                           Its:    General Partner


                           By: /S/ JOSEPH W. PEACOCK
                              ------------------------------------------
                                   Joseph W. Peacock, President

                           THE MARKET AT FIRST COLONY-JOINT VENTURE

                           By:     Uniteg Investment Company, Inc.
                           Its:    Managing Venturer


                           By: /s/ JOSEPH W. PEACOCK
                              ------------------------------------------
                                   Joseph W. Peacock, President





Receipt of a fully executed copy of the Contract and a check, subject to collection for the Earnest Money Deposit received this 5th day of December, 1997.

           TITLE COMPANY:           SAFECO LAND TITLE COMPANY


                                    By:    /s/ MAGGIE FIELDING
                                       ---------------------------------
                                    Name:      Maggie Fielding
                                         -------------------------------
                                    Title:     Executive Vice President
                                          ------------------------------

                              List of Attachments

    Schedule I       -       List of Sellers
    Schedule II      -       Description of Existing Notes and Existing Liens

    Exhibit "A-1"    -       Description of Land-The Market at First Colony
    Exhibit "A-2"    -       Description of Land-The Hedwig Shopping Centers
    Exhibit "A-3"    -       Description of Land-Benchmark Crossing
    Exhibit "B"      -       Survey Requirements
    Exhibit "C"      -       Form of Special Warranty Deed
    Exhibit "D"      -       Form of Assignment of Leases
    Exhibit "E"      -       Form of Bill of Sale and Assignment
    Exhibit "F"      -       Form of Assignment of Service Contracts
    Exhibit "G"      -       Non-Foreign Affidavit
    Exhibit "H"      -       Form of Tenant Notice Letter
    Exhibit "I"      -       Form of Tenant Estoppel Letter

                                 EXHIBIT "A-1"

                     DESCRIPTION OF THE LAND (FIRST COLONY)

                                                               November 12, 1997
                                                           Job No. 1091-7008-008

                                 DESCRIPTION OF
                                  2.194 ACRES
                               TRACT "M-1" OF THE
                 PROPOSED REPLAT OF THE MARKET AT FIRST COLONY
                             COMMERCIAL RESERVE "M"

     Being 2.194 acres of land located in the Elijah Alcorn League, Abstract 1, City of Sugar Land, Fort Bend County, Texas, also being a portion of Commercial Reserve "M" of THE MARKET AT FIRST COLONY, COMMERCIAL RESERVE "M", a subdivision of record in Slide No. 1299A, Plat Records, Fort Bend County, Texas (F.B.C.P.R.), more particularly being a portion of that certain called 7.370 acre tract conveyed to The Market at First Colony Joint Venture by instrument of record in Volume 2227, Page 794, Official Records, Fort Bend County, Texas (F.B.C.O.R.) and said 2.194 acres being more particularly described by metes and bounds as follows (all bearings referenced to the Texas Coordinate System, South Central Zone);

     BEGINNING at the northwest corner of that certain called 0.728 acre tract conveyed to Second Convenience Stores Properties Corp. by instrument of record in Volume 2034, Page 1959, Official Records, Fort Bend County, Texas, said
0.728 acre being the residue of Commercial Reserve "N" of THE MARKET AT FIRST COLONY, a subdivision of record in Slide Nos. 889B and 890A, Plat Records, Fort Bend County, Texas, also being the most westerly southwest corner of aforementioned Commercial Reserve "M" and in the easterly right-of-way line of Williams Trace Boulevard (100 feet wide);

     Thence, with the common line of said Williams Trace Boulevard and Commercial Reserve "M", North 20 degrees 45' 59" East, 251.98 feet to a point for corner, the beginning of a curve;

     Thence, continuing with said common line of Williams Trace Boulevard and Commercial Reserve "M", 147.37 feet along the arc of a tangent curve to the left having a radius of 2150.00 feet, a central angle of 03 degrees 55' 38" and a chord that bears North 18 degrees 48' 10" East, 147.34 feet to the southwest corner of Commercial Reserve "P-1" of THE MARKET AT FIRST COLONY COMMERCIAL RESERVES C, C-3, L, M, P and P-1, a subdivision of record in Slide Nos. 919B and 920A, Plat Records, Fort Bend County, Texas, said Commercial Reserve "P-1" conveyed to Moeby Realty Corporation by instrument of record in Volume 2038, Page 1908, Official Records, Fort Bend County, Texas;

2.194 Acres                                                    November 12, 1997
                                                           Job No. 1091-7008-008

     Thence, leaving the easterly right-of-way line of Williams Trace Boulevard, with the common line of said Commercial Reserves "M" and "P-1", South 69 degrees 14' 01" East, 239.38 feet to a point for corner;

     Thence, leaving said common line, South 20 degrees 45' 59" West, 246.73 feet to a point for corner;

     Thence, North 69 degrees 14' 01" West, 9.83 feet to a point for corner;

     Thence, South 20 degrees 45' 59" West, 93.50 feet to a point for corner;

     Thence, South 69 degrees 14' 01" East, 32.91 feet to a point for corner;

     Thence, South 20 degrees 45' 59" West, 78.63 feet to a point for corner;

     Thence, North 69 degrees 14' 01" West, 67.41 feet to a point for corner on the easterly line of aforementioned Commercial Reserve "N", same being a westerly line of said Commercial Reserve "M";

     Thence, with the common line of said Commercial Reserve "M" and "N", North 20 degrees 45' 59" East, 19.63 feet to the northeast corner of said Commercial Reserve "N", also being a re-entrant corner of said Commercial Reserve "M";

     Thence, continuing with the common line of said Commercial Reserves "M" and "N", North 69 degrees 14' 01" West, 190.00 feet to the POINT OF BEGINNING and containing 2.194 acres of land.


                                               LJA Engineering & Surveying, Inc.

                                                               January 11, 1996
                                                               Job No. 68523.002


                                 DESCRIPTION OF
                         0.655 ACRE(28,553 SQUARE FEET)
                         COMMERCIAL RESERVE "G" OUT OF
                   THE MARKET AT FIRST COLONY PARTIAL REPLAT


     Being 0.655 acre(28,553 square feet) of land located in the Elijah Alcorn League, Abstract No. 1, Fort Bend County, Texas, also being all of Commercial Reserve "G" of The Market at First Colony Partial Replat, a subdivision of record in Slide Nos. 897A and 897B, Plat Records, Fort Bend County, Texas, more particularly being all of that certain tract of land conveyed to The Market of First Colony Joint Venture by instrument of record in Volume 2325, Page 1347, of the Official Records of Fort Bend County, Texas, said 0.655 acre (28,553 square feet) being more particularly described by metes and bounds as follows (bearings referenced to the Texas Coordinate System,South Central Zone):

     BEGINNING at a chiseled "X" in concrete found marking the southwest corner of a forementioned Commercial Reserve "G", same being the most southerly southeast corner of Commercial Reserve "K-4" of The Market at First Colony Reserve K-3 and K-4, a subdivision of record in Slide No. 940B, Plat Records, Fort Bend County, Texas and in the northeasterly right-of-way line of Texas State Highway No. 6(130.00 feet wide);

     Thence, with the easterly and southerly lines of said Commercial Reserve "K-4", the following three(3) course:

     1. North 06 degrees 43'48" East, 87.62 feet to a chiseled "X" in concrete found for corner;

     2. North 20 degrees 45'59" East, 80.00 feet to a chiseled "X" in concrete found for corner;

     3. South 69 degrees 14'01" East, 178.52 feet to a chiseled "X" in concrete set for corner;


     Thence, leaving said southerly line of Commercial Reserve "K-4", South 20 degrees 45'59" West, 165.00 feet to a 1/2 inch iron rod found for corner in the aforementioned northeasterly right-of-way line of Texas State Highway No. 6;

                                                              January 11, 1996
                                                             Job No. 68523.002

0.655 Acre


     Thence, with said northeasterly right-of-way line, North 69 degrees 14'01" West, 157.27 feet to the POINT OF BEGINNING and containing 0.655 acre(28,553 square feet) of land.


     This description is based on a boundary survey and plat prepared by the undersigned date January 11, 1996.


                                                          RUST LICHLITER/JAMESON

/S/ KEITH W. MONROE
---------------------------
  Keith W. Monroe
  Registered Professional Land Surveyor
  Texas Registration No.4797               [SEAL]

                                                                January 16, 1996
                                                               Job NO. 68523.002

                                 DESCRIPTION OF
                                  5.889 ACRES
                          (THE MARKET AT FIRST COLONY
                            COMMERCIAL RESERVE "C")

     Being 5.889 acres of land located in the Elijah Alcorn League, Abstract No. 1, Fort Bend County, Texas, also being all of Commercial Reserve "C" of THE MARKET AT FIRST COLONY COMMERCIAL RESERVES C,C-3, L, M, P, and P-1, a subdivision of record in Slide Nos. 919B and 920A, Plat Records, Fort Bend County, Texas more particularly being a portion of those certain tracts of land conveyed to The Market at First Colony Joint Venture by instrument of record in Volume 2227, Page 794, Official Records, Fort Bend County, Texas and said 5.889 acres being more particularly described by metes and bounds as follows (all bearings referenced to the Texas Coordinate System, South Central Zone);

     BEGINNING at a 1/2 inch iron rod found marking the southwest corner of aforementioned Commercial Reserve "C", same being the southeast corner of Commercial Reserve "D" of THE MARKET AT FIST COLONY, a subdivision of record in Slide No's. 897A and 897B, Plat Records, Fort Bend County, Texas and in the northeasterly right-of-way line of Texas State Highway No. 6 (130.00 feet wide);

     Thence, with the easterly line of Commercial Reserve "D", North 20 decrees 45' 59" East, at 196.00 feet pass a nail in a concrete curb found marking the common east corner of said Commercial Reserve "D" and Commercial Reserve "J" of aforementioned THE MARKET OF FIRST COLONY and continue with the easterly line of said Commercial Reserve "J", in all, a distance of 536.87 feet to a 1/2 inch iron rod found making the common north corner of said Commercial Reserve "C" and "J";

     Thence, with the northerly line of THE MARKET AT FIRST COLONY COMMERCIAL RESERVES, C, C-3, L, M, P and P-1 the following eight (8) courses:

     1. South 87 degrees 32' 00" East, 8.24 feet to a 1/2 inch iron rod found for corner;

     2. North 87 degrees 47' 43" East, 49.65 feet to a 1/2 inch iron rod found for corner;

5.889 Acres                                                     January 16, 1996
                                                               Job No. 68523.002

     3. North 86 degrees 48' 10" East, 52.88 feet to a 1/2 inch iron rod found for corner;

     4. North 84 degrees 45' 00" East, 50.29 feet to a 1/2 inch iron rod found for corner;

     5. North 82 degrees 21' 16" East, 18.72 feet to a 1/2 inch iron rod found for corner;

     6. North 82 degrees 42' 40" East, 99.84 feet to a 1/2 inch iron rod found for corner;

     7. South 07 degrees 17' 20" East, 111.31 feet to a 1/2 inch iron rod found for corner;

     8. South 69 degrees 14' 01" East, 122.68 feet to a 5/8 inch iron rod found marking the northwest corner of Commercial Reserve "C-2" of aforementioned THE MARKET AT FIRST COLONY, same being the most northerly northeast corner of aforementioned Commercial Reserve "C";

     Thence, with the westerly line of said Commercial Reserve "C-2", the following five (5) courses:

     1.   South 20 degrees 45' 59" West, 168.00 feet to a point for corner;

     2. South 69 degrees 14' 01" East, 103.04 feet to a P.K. nail found for corner;

     3. South 20 degrees 45' 59" West, 111.50 feet to a chiseled "X" on a concrete curb found for corner;

     4. North 69 degrees 14' 01" West, 116.98 feet to a chiseled "X" in concrete found for corner;

     5. South 20 degrees 45' 59" West, 94.00 feet to a chiseled "X" in concrete found for corner in the north line of Commercial Reserve "C-3" of aforementioned THE MARKET AT FIRST COLONY COMMERCIAL RESERVES, C, C-3, L, M, P and P-1;

5.889 Acres                                                      January 16,1996
                                                               Job No. 68523.002

     Thence, leaving said westerly line of Commercial Reserve "C-2", with the northerly line of said Commercial Reserve "C-3", North 69 degrees 14'01" West,
6.00 feet to a chiseled "X" in concrete found for corner, same being the northwest corner of said Commercial Reserve "C-3";

     Thence, with the westerly line of said Commercial Reserve "C-3", South 20 degrees 45'59" West, 186.50 feet to a 1/2 inch iron rod found marking the southwest corner of said Commercial Reserve "C-3", same being in the aforementioned northeasterly right-of-way line of Texas State Highway No. 6;

     Thence, with said northeasterly right-of-way line of Texas State Highway No. 6, North 69 degrees 14' 01" West, 406.72 feet to the POINT OF BEGINNING and containing 5.889 acres of land.

     This description is based on a boundary survey and plat prepared by the undersigned dated January 16, 1996.

                                                        RUST LICHLITER/JAMESON

/s/ KEITH W. MONROE
-----------------------------
Keith W. Monroe
Registered Professional Land Surveyor       [STATE OF TEXAS LAND SURVEYOR SEAL]
Texas Registration No. 4797

                                                                January 11, 1996
                                                               Job No. 68523.002


                                 DESCRIPTION OF
                        0.981 ACRE (42,713 SQUARE FEET)
                          (THE MARKET AT FIRST COLONY
                           COMMERCIAL RESERVE "C-1")

     Being 0.981 acre (42,713 square feet) of land located in the William Stafford League, Abstract No. 89, Fort Bend County, Texas, also being all of Commercial Reserve "C-1" out of THE MARKET AT FIRST COLONY, a subdivision of record in Slide Nos. 897A and 897B, Plat Records, Fort Bend County, Texas, more particularly being a portion of those certain tracts of land conveyed to the The Market at First Colony Joint Venture, by instrument of record in Volume 2227, Page 794, Official Records, Fort Bend County, Texas and said 0.981 acre (42,713 square feet) being more particularly described by metes and bounds as follows (all bearings referenced to the Texas Coordinate System, South Central
Zone);

     BEGINNING at a 1/2 inch iron rod found marking the common east corner of Commercial Reserves "A" and "C-1" of aforementioned THE MARKET AT FIRST COLONY, same being in the westerly right-of-way line of Settlers Way Boulevard (100.00 feet wide);

     Thence, with the common line of said Commercial Reserve "C-1" and Settlers Way Boulevard, along the arc of a curve to the left from which the radius point bears South 67 degrees 35' 16" East, said curve being subtended by a central angle of 01 degrees 38' 45", having a radius of 2050.00 feet, and an arc length of 58.88 feet to a 1/2 inch iron rod found for corner;

     Thence, continuing with the common line of said Commercial Reserve "C-1" and Settlers Way Boulevard, South 20 degrees 45' 59" West, 124.63 feet to a 5/8 inch iron rod found marking the common east corner of said Commercial Reserve "C-1" and Commercial Reserve "C-2" out of said THE MARKET AT FIRST COLONY;

     Thence, leaving said common line of Commercial Reserve "C-1" and Settlers Way Boulevard, with a northerly line of said Commercial Reserve "C-2", North 69 degrees 14' 01" West, 190.00 feet to a chiseled "X" on a concrete light standard found for corner, same being the most southerly southwest corner of said Commercial Reserve "C-1";

0.981 Acre                                                      January 11, 1996
                                                               Job No. 68523.002

     Thence, with an easterly line of said Commercial Reserve "C-2", the following five (5) courses:

     1. North 20 degrees 45' 59" East, 49.00 feet to a chiseled "X" in concrete found for corner;

     2. North 69 degrees 14' 01" West, 65.00 feet to a chiseled "X" in the concrete found for corner;

     3.   North 20 degrees 45' 59" East, 112.64 feet to a point for corner;

     4. South 69 degrees 14' 01" East, 50.85 feet to a chiseled "X" in the concrete found for corner;

     5. North 20 degrees 45' 59" East, 41.86 feet to a 1/2 inch iron rod found marking the common west corner of aforementioned Commercial Reserves "A" and "C-1";

     Thence, with the common line of Commercial Reserves "A" and "C-1", South 24 degrees 14' 01" East, 28.28 feet to a 1/2 iron rod found for corner;

     Thence continuing with said common line, South 69 degrees 14' 01" East,
185.00 feet to the POINT OF BEGINNING and containing 0.981 acre (42,713 square feet) of land.

     This description is based on a boundary survey and plat prepared by the undersigned dated January 11, 1996.

                                                          RUST LICHLITER/JAMESON



/s/ KEITH W. MONROE
-------------------------------------      [SURVEYOR'S STAMP]
Keith W. Monroe
Registered Professional Land Surveyor
Texas Registration No. 4797

                                 EXHIBIT "A-2"

             DESCRIPTION OF THE LAND (THE HEDWIG SHOPPING CENTERS)

                                   Hedwig II

                               Legal Description

Lot B-2, "RESUBDIVISION" - TRACT 'B' - TARGET PLACE, a subdivision lying wholly within the Isaac Bunker Survey, A-121 Harris County, Texas, as recorded in Volume 331, Page 55, Map Records, Harris County, Texas, and more particularly described by metes and bounds as follow:

    BEGINNING at an iron rod marking the northeast corner of said
    "Resubdivision - Tract 'B' - Target Place", also northeast corner of Lot B-2 and the original "Target Place" and the point of intersection of the south right-of-way line of Interstate Highway No. 10 (Katy Freeway) and the west line of Mustang Lane in the City of Hedwig Village, Texas;

    THENCE S-1 degrees 05' W with said west right-of-way line of Mustang Lane a distance of 235.00 feet to an iron rod at the southeast corner of Lot B-2;

    THENCE N 88 degrees 25' W a distance of 190.00 feet to an iron rod at the southwest corner of Lot B-2;

    THENCE N 00 degrees 27' E a distance of 235.04 feet to an iron rod at the northwest corner of Lot B-2 lying in the south right-of-way line of Interstate Highway No. 10;

    THENCE S 88 degrees 25' E with said south right-of-way of Interstate Highway No. 10 a distance of 192.60 feet to the PLACE OF BEGINNING,

    Containing 44,954 square feet of land, more or less.

                                   HEDWIG III

                               LEGAL DESCRIPTION



Being 1.8366 acres (80,001.46 Sq. Ft.) of land in the Issac Bunker Survey Abstract 121, Harris County, Texas, and being Tract "C" out of Target Place, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Volume 196, Page 22 of the Harris County Map Records, with said
1.8366 acres being more particularly described by metes and bounds as follows:

COMMENCING for reference at a point from which a found 5/8-inch iron rod lies North 01 degrees 05' 00" East 0.13 feet, said point being the intersection of the north right-of-way line of Gaylord Drive (based on a width of 60 feet) and the west right-of-way line of Mustang Lane (based on a width of 60 feet), said point also being the southeast corner of said Target Place;

THENCE North 01 degrees 05' 00" East a distance of 66.75 feet to a set 5/8-inch iron rod marking the southeast corner of said Tract "C" and the herein described tract;

THENCE North 89 degrees 33' 00" West a distance of 285.75 feet to a set 5/8-inch iron rod marking the southeast corner of said Tract "C" and the herein described tract;

THENCE North 00 degrees 27' 00" East a distance of 278.48 feet to a set 5/8-inch iron rod marking the northwest corner of said Tract "C" and the herein described tract;

THENCE South 89 degrees 33' 00" East a distance of 288.82 feet to a set 5/8-inch iron rod located in the said west right-of way line of Mustang Lane, said 5/8-inch iron rod marking the northeast corner of said Tract "C" and the herein described tract;

THENCE South 01 degrees 05' 00" West a distance of 278.49 feet along the said west right-of-way line of Mustang Lane to the POINT OF BEGINNING and containing
1.8366 acres (80,001.46 Sq. Ft.) of land.

                                 EXHIBIT "A-3"

                  DESCRIPTION OF THE LAND (BENCHMARK CROSSING)

                               LEGAL DESCRIPTION

                       BENCHMARK CROSSING SHOPPING CENTER

BEING 6.5704 acres (286,195 square feet) of land, more or less, out of Block 2, Reserve "B", Northwest Crossing, Section One (1), a subdivision in the Joseph Says Survey, A-127, Harris County, Texas, according to the map or plat thereof recorded in Volume 216, Page 103, of the Map Records of Harris County, Texas, and being all of a tract of land containing 7.464 acres (325,121 square feet), more particularly described by metes and bounds as follows, to-wit:

     BEGINNING at a point marked by a 5/8 inch iron rod on the Westerly right-of-way line of Hollister Road at the Southeasterly end of the 10 foot cut back of the most Easterly Northeast corner of said Reserve "B");

     THENCE in a Southerly direction, along the Westerly right-of-way line of Hollister Road, with a curve to the right whose radius is 1909.86 feet and central angle is 18 43' 31" and whose chord bears South 11 48' 33" West, a distance, measured along the arc of said curve, of 624.17 feet to a 5/9 inch iron rod at a point of tangent;

     THENCE South 21 10' 18" West, continuing along the Westerly right-of-way line Hollister Road, a distance of 120.85 feet to a 5/8 inch iron rod at a point of curve;

     THENCE in a Southwesterly direction, with a curve to the right whose radius is 5 feet and central angle is 100 00' 41", a distance of 43.64 feet to a 5/8 inch iron rod at a point of tangent on the Northeast right-of-way line of the Northwest Freeway (U.S. Highway 290);

     THENCE North 58 49' 01" West, along the Northeast right-of-way line of the Northwest Freeway (U.S. Highway 290), a distance of 439.74 feet to a 5/8 inch rod at a point for corner;

     THENCE North 11 10' 59" East, a distance of 552.83 feet to a 5/8 inch rod at a point for corner of the Southerly right-of-way line of West Tidwell Road, 100 feet wide;

     THENCE in an Easterly direction, along the Southerly right-of-way line of West Tidwell Road, with a curve to the right whose radius is 2814.79 feet and central angle is 4 12' 32", a distance of 206.78 feet to a 5/8 inch iron rod at a point of tangent;

     THENCE South 85 52' 33" East, continuing along the Southerly right-of-way line of West Tidwell Road, a distance of 260.57 feet to a 5/8 inch iron rod at an angle point;

     THENCE South 41 47' 23" East, a distance of 14.37 feet to the PLACE OF BEGINNING and containing 7.464 acres (325,121 square feet) of land;

     SAVE AND EXCEPT a 0.8936 acre (38,926 square feet) portion thereof more particularly described b metes and bounds as follows, to-wit;

         COMMENCING at a point marked by a 5/8 inch iron rod on the Westerly right-of way line of Hollister Road at the Southeasterly end of the 10 foot cut back for the most Easterly Northeast corner of said Reserve "B";

     THENCE in a Southerly direction along the Westerly right-of-way line of Hollister Road, with a curve to the right whose radius is 1909.86 feet, central angle is 17 21' 44", and whose chord bears South 11 07' 39" West, a distance measured along the arc of said curve of 578.74 feet to a 5/8 inch iron rod at a point for the PLACE of BEGINNING for the herein described tract;

     THENCE in a Southerly direction continuing along the Westerly right-of-way line of Hollister Road, with a curve to the right whose radius is 1909.86 feet, central angle is 1 21' 47" and whose chord bears South 20 29' 24" West, a distance measured along the area of said curve of 45.43 feet to a 5/8 inch iron rod at a point of tangent;

     THENCE South 21 10' 18" West, continuing along the Westerly right-of-way line of Hollister Road, a distance of 120.85 feet to a 5/8 inch iron rod at a point of curve;

     THENCE in a Southwesterly direction with a curve to the right whose radius is 25 feet and central angel is 100 00' 41" a distance of 43.64 feet to a 5/8 inch iron rod at a point of tangent on the Northeast right-of-way line of the Northwest Freeway (U.S. Highway 290), 300 feet wide;

     THENCE North 31 10' 59" East, a distance of 193.00 feet to a 5/8 iron rod at a point for corner;

     THENCE South 58 49' 01" East, a distance of 185.18 feet to the PLACE OF BEGINNING and containing 0.8936 acres (38,926 square feet) of land;

AND CONTAINING IN ALL, 6.5704 acres (286,195 square feet) of Land, more or less.